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Exhibit 99.1

CONTRACT FOR PURCHASE OF REAL ESTATE
(Single-Tenant Property)

        This Contract for Purchase of Real Estate ("Contract") is made as of this 29th of April, 2002, by and between Allianz Life Insurance Company of North America, a Minnesota corporation ("Seller"), and COPT Acquisitions, Inc., a Delaware corporation ("Purchaser").

R E C I T A L S:

        A. WHEREAS, Seller is the record or beneficial title holder of a certain parcel of land legally described on Exhibit "A" hereto ("Land"), improved with a single-tenant office building with area of approximately 145,806 square feet ("Building"), commonly known as 7000 Columbia Gateway Drive, County of Howard, State of Maryland.

        B. The Land and Building are leased to Honeywell International, Inc., as successor in interest to Allied-Signal, Inc. ("Tenant") pursuant to that certain Lease, dated December 15, 1997, as amended by letter dated December 15, 1997, and First Amendment dated December 31, 1998, copies of which are attached hereto as Exhibit "G" ("Lease").

        C. WHEREAS, Purchaser desires to purchase and Seller desires to sell the Premises (as defined herein) on the terms and conditions set forth below.

A G R E E M E N T

        NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants herein contained, Ten Dollars paid and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

        1.    PREMISES.    The "Premises" consist of and are defined as all of Seller's right, title and interest in and to:

        1.1  The Land, the Building and all structures and other improvements now or hereafter erected thereon, and all easements, tenements, hereditaments, privileges and appurtenances in any way belonging thereto.

        1.2  All fixtures, equipment, and signs located on or about the Land and the Building, including, without limitation, all heating, lighting, plumbing, electrical and air-conditioning fixtures and equipment, all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, but excluding such fixtures and equipment as are owned by Tenant or parties claiming by, through or under Tenant.

        1.3  All easements, if any, whether or not of record, appurtenant to the Land and the use of all appurtenant and assignable strips, railroad tracks and rights-of-way, if any, abutting, adjacent, contiguous or adjoining the Land.

        1.4  All licenses, permits and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Land or the Building, running to or in favor of Seller to the extent the same are assignable by Seller.

        1.5  Landlord's interest in and to the Lease and security deposit thereunder, if any.

        1.6  All right, title and interest of Seller in and to the use of trade names or trademarks owned by Seller and used in connection with the Premises, if any.

        2.    PURCHASE PRICE.

        2.1  Subject to the terms and conditions contained herein, Seller agrees to sell the Premises to Purchaser, and Purchaser agrees to purchase the Premises from Seller, subject only to the title conditions and other matters set forth on Exhibit "C" hereto (the "Permitted Exceptions"), for a purchase price of Sixteen Million Dollars ($16,000,000.00) (the "Purchase Price"), subject to prorations and adjustments as provided below. The Purchase Price shall be payable as follows:

        A. Within two business days after the Execution Date (as defined below), Purchaser shall deposit earnest money ("Earnest Money") in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) with Anchor Title Company, as escrowee ("Escrowee"). The escrow agreement shall provide that the Earnest Money and interest thereon shall be payable to Purchaser upon the unilateral written direction of Purchaser given on or before the Due Diligence Date (as defined below). The Earnest Money shall be held in such interest-bearing account as Purchaser may reasonably designate (provided the risk of loss shall remain solely with Purchaser) with interest payable to Purchaser upon Closing or any termination of this Contract for reasons other than a default by Purchaser.

        B. At Closing, Purchaser shall pay the balance of the Purchase Price (less the Earnest Money, which Purchaser shall cause to be paid to Seller on Closing), plus or minus prorations and adjustments, to Seller, such payment to be made by wire transfer to the account of the Escrowee. The proceeds of sale must be disbursed to Seller by wire transfer and received by Seller in Seller's designated account no later than 2:00 pm (EST) on the date of Closing, and if not received by such time, prorations shall be adjusted to the business day on which such net proceeds are timely received.

        3.    TITLE AND SURVEY.

        3.1  Upon Closing, Seller shall convey good and marketable title to the Premises to Purchaser or Purchaser's nominee by delivery of its special warranty deed, in recordable form, conveying fee simple title subject only to the Permitted Exceptions, provided, that Seller shall not be required to convey title to any nominee unless Purchaser has first, in conformity with the provisions of Section 12.7 below, assigned this Contract to such nominee and such nominee has assumed the obligations of Seller under this Contract.

        3.2  As evidence of title, Seller shall furnish to Purchaser, within ten (10) days after the Execution Date, a copy of the most recent title insurance title policy in Seller's possession. Purchaser shall obtain, with respect to the Premises, a current commitment for title insurance (the "Title Commitment"), issued by Anchor Title Company, using an ALTA Form B (1970 amended 10/17/90) extended coverage owner's policy of title insurance, or form reasonably acceptable to Purchaser, in the face amount of the Purchase Price, dated as of the Closing Date, indicating title to the Premises is vested in Purchaser subject only to Permitted Exceptions (as defined herein). The cost to issue the Title Commitment and the title policy, and any endorsements required by Purchaser, shall be paid by Purchaser.

        3.3  If the Title Commitment or Survey (as hereinafter defined) shows that title to the Premises is encumbered by matters of which Purchaser disapproves, other than Permitted Exceptions ("Unpermitted Exceptions"), Purchaser shall in writing notify Seller no later than the Due Diligence Date, and if such Unpermitted Exceptions are not removed at or before Closing, Purchaser may (i) proceed with the Closing, whereupon Purchaser shall accept Seller's deed subject to the Unpermitted Exceptions without any reduction in Purchase Price, (ii) elect to terminate this Contract, whereupon the Earnest Money together with interest earned thereon shall be refunded to Purchaser, and thereafter neither party shall have any further obligation hereunder or (iii) pay over to the title company the amount necessary to cause the applicable Unpermitted Exception to be removed from title, in which event the Purchase Price shall be reduced by a like amount, but not to exceed $10,000.00 in the aggregate for any and all such Unpermitted Exceptions. Any matters to which Purchaser does not object as provided above (other than those matters to which it is not required to object as provided above), including any endorsements or supplements to the Title Commitment issued at Purchaser's expense, and those matters affecting title that are reflected on the Survey, will be Permitted Exceptions, as if such matters were set forth on Exhibit "C."

        3.4  Seller shall furnish to Purchaser, within ten (10) days after the Execution Date, a copy of the survey of the Premises obtained by Seller when Seller acquired the same, or any update thereof since obtained by Seller (the "Survey"). As part of its investigations hereunder, Purchaser will have the right, at its expense, to have the Survey updated by the surveyor who prepared the same or by another surveyor selected by Purchaser.

        4.    SELLER DELIVERIES; INSPECTIONS.    No later than five (5) days after the Execution Date, Seller shall deliver to Purchaser copies of those items listed in Exhibit "D" attached hereto to the extent the same are in Seller's possession (collectively "Seller's Deliveries"). From and after the Execution Date, with reasonable prior notice to Seller and subject to the rights of the Tenant, Purchaser and its agents shall have the right to enter upon the Premises and conduct investigations relating to the physical condition of the Premises, environmental matters, operating expenses, architectural, engineering, zoning, title, survey, tenancy and other matters. Notwithstanding anything set forth herein to the contrary, Purchaser shall not be permitted to perform any Phase II environmental assessments or any other invasive tests on the Premises (including, without limitation, borings or samplings) without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser shall indemnify and hold Seller harmless from and against any and all liability, claims, costs or expenses, including without limitation, reasonable attorneys' fees and court costs, resulting from or arising with respect to any personal injury or property damage caused by Purchaser's investigations. Purchaser shall hold any information acquired regarding the Premises in strictest confidence. Notwithstanding anything in this Contract to the contrary, the foregoing covenant regarding confidentiality and the foregoing indemnity by Purchaser shall survive the Closing or the termination of this Contract, as applicable.

        5.    SELLER'S REPRESENTATIONS AND WARRANTIES.

        5.1  Purchaser acknowledges that it is being afforded the opportunity to inspect the Premises in detail. Upon the completion of the due diligence period, Purchaser will have independently determined that the physical condition, structure and all other matters relating to the Premises are satisfactory to Purchaser in all respects. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 5.2 BELOW, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PREMISES, INCLUDING WITHOUT LIMITATION THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PREMISES, (C) THE SUITABILITY OF THE PREMISES FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PREMISES OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PREMISES, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PREMISES, INCLUDING WITHOUT LIMITATION THE EXISTENCE OR NON-EXISTENCE OF ANY LATENT DEFECTS, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PREMISES, (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER OR ADJACENT TO THE PREMISES OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE

PREMISES, (I) THE LEASES OR OTHER AGREEMENTS AFFECTING THE PREMISES, OR (J) ANY OTHER MATTER WITH RESPECT TO THE PREMISES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.2 BELOW, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 (THE "DISABILITIES ACT") AND ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THOSE GOVERNING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PREMISES, OF ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN SECTION 5.2 BELOW, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PREMISES, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PREMISES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PREMISES WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER MAY OR MAY NOT HAVE MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 5.2 BELOW, MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS EXPRESSLY SET FORTH IN THIS C0NTRACT, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PREMISES, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.2 BELOW, THE SALE OF THE PREMISES AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS AND "WITH ALL FAULTS". IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN NEGOTIATED TO REFLECT THAT ALL OF THE PREMISES IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.

        5.2  Seller represents and warrants to Purchaser that:

        A.    Attached hereto as Exhibit "G" is a complete and accurate copy of the Lease [excluding exhibits].

        B.    Seller has executed no leases, tenancies, licenses, concessions, franchises, options or rights of occupancy affecting the Premises other than the Lease and the Permitted Exceptions.

        C.    Seller has neither issued nor received a notice of default under the Lease that has not heretofore been cured.

        D.    To Seller's knowledge, no condemnation or eminent domain proceedings are currently pending or threatened against the Premises.

        E.    Except as disclosed in Exhibit "B", Seller has received no written notice of any violation (that has not been corrected) of any law, ordinance, order, regulation or requirement having jurisdiction over the Premises;

        F.    Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986;

        G.    Seller has full authority and power to execute this Contract and to close the sale of the Premises and that Seller's execution and performance of this Contract does not conflict with any obligation or agreement of Seller;

        H.    Seller is duly organized, validly existing and in good standing under the laws of the State of Minnesota;

        I.    To Seller's actual knowledge, except as set forth in any documents delivered to Purchaser (including the Title Commitment), Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Contract;

        J.    Seller has not granted, other than to Purchaser, any outstanding option, right of first refusal or any other right with respect to the purchase of all or any portion of the Premises; and

        K.    Seller is not a party to any management, employment, maintenance, construction, commission, architectural, parking, supply or service contracts, warranties, guaranties and bonds and other agreements related to the Premises that remain in existence and would be binding against Purchaser after Closing, except those listed in Exhibit "I" attached hereto (collectively, the "Service Contracts").

        L.    Except as may be set forth in any environmental report or study delivered by Seller to Purchaser or otherwise delivered to Purchaser in connection with its due diligence in respect of the Premises, to Seller's actual knowledge and without investigation by Seller, there are no Hazardous Materials or substances present on or under the Land or in the Improvements in any quantity or manner that violates applicable laws governing Hazardous Materials or substances, other than those substances used by Tenant in the ordinary course of its business activities on the Premises. As used in this Section 5.2, "Hazardous Materials" means any substance, material or chemical that is or may be defined as "hazardous substances," "hazardous materials," "hazardous wastes," or words of similar impact under any federal, state or local statute, law, code or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including but not limited to, the Comprehensive Environment Response, Compensation and Liability Acts of 1980, as amended, 42 U.S.C. § 906 et seq., the Hazardous Materials Transformation Act, as amended, 49 U.S.C. §1801 et seq. and the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 69 et seq., excluding any petroleum products or other chemicals used by Seller or the tenants of the Premises in the usual and ordinary course of their everyday business activities on the Premises.

        5.3  The representations and warranties of Seller set forth in Section 5.2 of this Contract shall survive Closing for a period of one (1) year after the Closing Date after which all of the representations and warranties of Seller shall become void and of no further force or effect, except for Seller's representations and warranties concerning its authority set forth in subparagraph 5.2 G above, which shall survive Closing without limitation on duration. Seller shall deliver at Closing a certificate confirming its representations and warranties in substantially the form attached hereto as Exhibit "J." Representations and warranties made herein to "Seller's knowledge," "Seller's actual knowledge" or similar references to knowledge shall mean the actual knowledge of Brian Brennan, Director of Real Estate Acquisitions, and Sue Busse, Property Accountant, and shall not be construed to impose a duty on Seller to independently investigate the matters so represented and warranted. If any of Seller's representations or warranties are discovered to be materially untrue on or before Closing, then Purchaser may, as its sole and exclusive remedy, either waive such matter and proceed to closing or terminate this Contract whereupon the Earnest Money together with interest earned thereon shall be refunded to Purchaser, and thereafter neither party shall have any further obligation hereunder.

        6.    PURCHASER'S REPRESENTATIONS AND WARRANTIES.

        6.1  Purchaser has full authority and power to execute this Contract and to close the sale of the Premises and that Purchaser's execution and performance of this Contract does not conflict with any obligation or agreement of Purchaser.

        6.2  Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and in good standing and duly qualified to conduct business in the State of Maryland.

Purchaser's representations and warranties under this Section 6 shall survive Closing, and at Closing, Purchaser shall deliver a certificate confirming its representations and warranties in substantially the form attached hereto as Exhibit "J."

        7.    CONDITIONS PRECEDENT TO CLOSING; SELLER COVENANTS.    7.1 If Purchaser, in its sole and absolute discretion, is not satisfied with the Premises, the Lease, the condition of title, survey or environmental matters, or the results of Purchaser's studies and investigations, or if Purchaser's Investment Committee has not approved this transaction, then Purchaser may, by serving notice on Seller no later than Due Diligence Date (as hereinafter defined) terminate this Contract, in which event all Earnest Money deposited to date together with all interest earned thereon shall be refunded to Purchaser, and thereafter neither party shall have any further claims or obligations hereunder. If Purchaser does not give such notice on or before the Due Diligence Date then this condition precedent shall be deemed waived and of no further force and effect. The "Due Diligence Date" shall mean 5:00 P.M Eastern Standard Time on that day that is forty-five (45) days after the Execution Date, provided that if the Due Diligence Date would fall on a weekend or holiday, then the Due Diligence Date shall be the first following business day.

        7.2  Purchaser's obligation to close shall be further conditioned upon the following:

        A.    the Lease shall be in full force and effect and without any outstanding written notice of default by Seller or Tenant thereunder and no payment of base rent under the Lease shall be more than fifteen (15) days past due at Closing;

        B.    no later than five (5) days before the Closing Date, Seller shall have obtained and delivered to Purchaser the original estoppel certificate ("Estoppel Certificate") from Tenant in substantially the form set forth in Exhibit "E", free from material adverse disclosures not previously disclosed or known to Purchaser;

        C.    all of Seller's representations and warranties shall be materially true and correct as of Closing and Seller shall not be in material default of any of its obligations hereunder; and

        If the above conditions are not satisfied as of Closing, Purchaser shall have the right, as its sole and exclusive remedies, to either (i) extend the Closing Date for a reasonable period of time to allow Seller to satisfy any condition that is reasonably capable of being satisfied by Seller, but in no event later than seventy-five (75) days after the Execution Date, or (ii) to terminate this Contract whereupon all Earnest Money and interest thereon shall be refunded to Purchaser and thereafter neither party shall have any further obligation hereunder; provided, however, that if a failed condition is a result of a breach by Seller of its covenants hereunder, Purchaser may exercise its rights and remedies under Section 10.2.

        7.3  From the date hereof until Closing or termination of the Contract:

        A. Seller shall not make, enter or grant any new lease, tenancy, license or other agreement for the use or occupancy of the Premises or any portion thereof without Purchaser's prior written consent, which shall not be unreasonably withheld or delayed.

        B. Seller shall not modify or amend the Lease without Purchaser's prior written consent, which shall not be unreasonably withheld or delayed.

        C. Seller shall not enter into any operating agreements that will be binding upon Purchaser after Closing, nor transfer any of the Premises or create any easements that would materially and adversely affect the Premises, without in each case first obtaining Purchaser's written consent, which shall not be unreasonably withheld.

        D. Seller shall maintain and repair any elements of the Building which are Seller's responsibility to maintain as landlord under the Lease as may be reasonably required to keep the Building in the same condition as it is on the Execution Date, ordinary wear and tear and casualty loss excepted.

        E. Seller shall not market the Premises for sale to any other party.

        F. Seller shall keep (or shall cause Tenant to keep) the Building insured against loss or damage by fire and all risks covered by an extended coverage endorsement on a replacement cost basis, to the extent required under the Lease.

        G. Seller shall assist and cooperate with Purchaser prior to Closing in obtaining all necessary permits and licenses to continue operating the Premises in the present manner.

        H. Seller shall not voluntarily create any liens, easements or other conditions affecting any portion of the Premises without the prior written consent of Purchaser, which shall not be unreasonably withheld;

        J. Seller shall deliver to Purchaser copies of all default notices and correspondence delivered to or received from the Tenant in connection with the Lease; and

        M. Seller shall not enter any new Service Contacts without the prior written consent of Purchaser, which shall not be unreasonably withheld.

        N. No later than five (5) days after the Execution Date, Seller shall request, and upon receipt deliver to Purchaser, each of (i) a compliance certificate from the Architectural Review Committee under Deed Agreement and Declaration, recorded in the Land Records of Howard County in Liber 463, Folio 158 and (ii) an estoppel letter from Columbia Association, Inc. regarding the Declaration of Covenants, Conditions and Restrictions recorded in the aforesaid Land Records in Liber 1503, Folio 235; in each case in such form as the Association shall determine, but delivery of such certificate and estoppel letter shall not be a condition of Closing.

        8.    CLOSING.

        8.1  The consummation of the transaction contemplated hereunder ("Closing") shall occur on the date which is fifteen (15) days after the Due Diligence Date ("Closing Date"), provided that if the Closing Date would fall on a weekend or holiday, then the Closing shall occur on the next following business day. Closing shall occur through a deed and money escrow using Escrowee's standard form of escrow instructions.

        8.2  The costs of any closing escrows shall be divided equally between the parties. Transfer taxes, recordation taxes, documentation and similar fees or taxes required by State law or city or county ordinance shall be divided equally between the parties. Any mortgage taxes, mortgage recordation taxes or similar fees or taxes, to the extent such taxes or fees are incurred by Purchaser in connection with securing financing to acquire the Premises, shall be paid by Purchaser. Title premiums shall be paid in the manner described in Article 3.

        8.3  At Closing, Seller shall deposit with the Escrowee or deliver to Purchaser the following:

        A. Duly executed special warranty deed in form attached hereto as Exhibit "H";

        B. Duly executed Assignment by Seller to Purchaser of all guaranties, warranties, claims and rights from all contractors and manufacturers of the roof, equipment, fixtures or other improvements to the Building, to the extent assignable and subject to the rights of Tenant;

        C. All plans and specifications in Seller's control;

        D. A non-foreign affidavit sufficient in form and substance to relieve Purchaser of any and all withholding obligations under Section 1445 of the Internal Revenue Code;

        E. Seller affidavit in customary form;

        F. IRS Form 1099;

        G. Duly executed notice to the Tenant stating that the Premises have been sold and that all future rent should be paid as Purchaser shall direct;

        H. All keys and combinations to locks, if any, in Seller's possession;

        I. All other documents, certificates, forms and agreements required by this Contract or applicable law or reasonably required by the Escrowee to close the transaction; and

        J. Certificate Confirming Representations and Warranties in form attached hereto as Exhibit "J."

        8.4  At the Closing, Purchaser shall deposit with the Escrowee the balance of the Purchase Price (less the Earnest Money, which Purchaser shall cause to be paid to Seller at Closing by wire transfer), plus or minus prorations and adjustments, by wire transfer of immediately available funds and shall deliver to Seller the Certificate Confirming Representations and Warranties in form attached hereto as Exhibit "J." Purchaser shall further execute and deliver all other documents, certificates, forms and agreements required by this Contract or applicable law or reasonably required by the Escrowee in order to close the transaction.

        8.5  At the Closing, Purchaser and Seller shall jointly execute and deposit with the Escrowee the following:

        A. Duly executed settlement statement.

        B. Transfer declarations, if required, for state, county, and municipal real estate transfer taxes.

        C. Assignment and Assumption of the Lease in form attached as Exhibit "F."

        9.    CLOSING ADJUSTMENTS.

        Adjustments to the Purchase Price shall be made between Seller and Purchaser and shall be prorated on a per diem basis as of the Closing Date. The Closing Date shall be a day of income and expense for Purchaser. The following items shall be prorated and adjusted between Seller and Purchaser as of the Closing Date, except as otherwise specified:

        9.1  Prepaid rents and other prepaid charges collected by Seller from Tenant for the month of Closing shall be prorated by credit to Purchaser. Rents and other charges which relate to periods prior to Closing which have not been collected as of Closing (collectively "Delinquent Rents") shall not be prorated. Seller shall have the right to collect Delinquent Rents from Tenant, which may include legal proceedings against Tenant as Seller deems appropriate, provided no such action shall demand possession or termination of the Lease. Any rents collected after closing shall be applied against the receivable as indicated by Tenant, provided if not specifically identifiable, rents collected after Closing from Tenant shall be applied: (i) first, rents due for the month in which such payment is received, (iii) second, to rents attributable to any period after Closing which are past due on the date of receipt, and (iv) third, to Delinquent Rents. After Closing, Seller shall promptly remit to Purchaser any rents received relating to periods after Closing and Purchaser shall promptly remit to Seller any Delinquent Rents received. The provision of this Section 9.1 shall survive Closing.

        9.2  Real estate taxes, water, electricity, sewer, gas, telephone and other utilities and charges which are paid directly by Tenant under the Lease shall not be prorated.

        9.3  To the extent that errors are discovered in, or additional information becomes available with respect to, the prorations and allocations made at Closing, Seller and Purchaser agree to make such post-Closing adjustments as may be necessary to correct any inaccuracy; however, all prorations (except for prorations and allocations of (i) ad valorem taxes, (ii) tenant reimbursables of taxes and operating expenses, as applicable and (iii) prorations or allocations that are then currently in dispute) shall be final no later than six (6) months after Closing.

        10.    DEFAULTS; FAILURE TO CLOSE.

        10.1 If Purchaser shall fail to perform any of its obligations hereunder, and such failure is not corrected within five (5) business days after written notice from Seller (except that no such notice shall be required for a failure to close or pay the purchase price), Purchaser shall be in "default" hereunder. Upon a default by Purchaser, Seller may terminate this Contract and retain the Earnest Money as liquidated damages, as Seller's sole and exclusive remedy. Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and these sums represent reasonable compensation to Seller for such breach.

        10.2 If prior to Closing, Seller shall fail to perform any of its obligations hereunder, and such failure is not corrected within five (5) business days after written notice from Purchaser (except that no such notice shall be required for a failure to close), or if any representations or warranties made by Seller hereunder are or become materially untrue as the result of an act or omission of Seller and such materially untrue representation or warranty is not corrected within five (5) business days after receipt of written notice from Purchaser, then Seller shall be deemed to be in "default" under this Contract. Upon a default by Seller, Purchaser may as its sole and exclusive alternative remedies: (i) terminate this Contract and receive (a) a refund of the Earnest Money together with interest earned thereon and (b) solely in the event of Seller's willful default, payment to Purchaser of all of its actual and reasonable third party costs and expenses incurred in connection with this transaction, not to exceed $25,000.00 in the aggregate, (ii) commence an action for specific performance or (iii) waive all claims on account of such default and proceed to Closing. Election of one or more of the aforesaid remedies shall preclude an election of others.

        11.    CASUALTY AND CONDEMNATION.

        11.1 If the Building is destroyed or damaged by fire or other casualty (an "Occurrence") and not repaired and/or restored before Closing, and the cost of repairing such damage will exceed $250,000.00 or Tenant exercises any right to terminate its Lease as a result thereof, the Closing shall occur on the latter of the Closing date specified above or thirty-five (35) days after the date of such Occurrence. Within thirty (30) days after such an Occurrence, Purchaser shall elect:

        A. to terminate this Contract, in which event the Earnest Money deposited to date and interest earned thereon shall be refunded to Purchaser, and no party hereto shall have any claim against any other party hereto by virtue of this Contract, or

        B. to close the sale and purchase contemplated hereby, in which event Purchaser shall be entitled to settle the loss with the insurance companies and to receive the proceeds of insurance applicable thereto, and thereupon Seller shall be relieved of all obligation to repair. To that end, Seller shall execute all necessary proofs of loss, assignments of claim and similar items as requested by Purchaser.

        If the cost of repairing the damage caused by such Occurrence will not exceed $250,000 and Tenant does not exercise its right, if any, to terminate the Lease, Closing shall not be extended and Purchaser shall proceed to Closing in which event Purchaser shall be entitled to settle the loss with the insurance companies and to receive the proceeds of insurance applicable thereto, and thereupon Seller shall be relieved of all obligation to repair. To that end, Seller shall execute all necessary proofs of loss, assignments of claim and similar items as requested by Purchaser.

        11.2 If between the Execution Date and the date of Closing, any portion of the Premises are taken under power of eminent domain, any condemnation or eminent domain proceedings are filed with respect to any portion of the Premises, or Seller receives written notice of an offer to purchase, in anticipation of condemnation if a negotiated price cannot be reached, from any authority with power of eminent domain with respect to any portion of the Premises, Purchaser may, within thirty (30) days after learning of such proceedings, at its option, elect either to:

        A. terminate this Contract, in which event the Earnest Money deposited to date and interest earned thereon shall be refunded to Purchaser and no party hereto shall have any claim against any other party hereto by virtue of this Contract, or

        B. close the transaction contemplated hereby, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings; provided, that if Seller has received an award on account thereof, Seller shall credit Purchaser at Closing with an amount equal to such award.

        If Purchaser fails to notify Seller of its election within said thirty (30) days, Purchaser shall be deemed to have elected A. above.

        12.    MISCELLANEOUS.

        12.1 This Contract has been delivered by Purchaser on the date set forth on the first page of this Contract. The date of Purchaser's receipt of a fully executed original counterpart of this Contract (or a telecopy of the signature page with original counterpart to follow) shall be referred to as the "Execution Date".

        12.2 All notices to be given hereunder shall be in writing and shall be delivered personally or sent registered or certified mail, return receipt requested, with postage prepaid or by Federal Express or other recognized overnight courier service, to the parties at their respective addresses set forth below:

    Allianz Life Insurance Company of North America
    c/o Allianz of America, Inc.
    55 Greens Farms Road
    P.O. Box 5160
    Westport CT 06881-5160
    ATTN: Real Estate Department
    Fax telephone (203) 221-8531

        with a copy to:

    James G. Haft
    McBride, Baker & Coles
    500 W. Madison Street Suite 4000
    Chicago, Illinois 60661
    Fax telephone (312) 993-9350

        The mailing address of the Seller is as follows:

    Corporate Office Properties Trust

    c/o General Counsel
    Corporate Office Properties Trust
    8815 Centre Park Drive, Suite 400
    Columbia, MD 21045
    Fax Telephone 410-992-7534

        12.3 This Contract and the Exhibits attached hereto contain the entire agreement between the parties in connection with this transaction, and there are no oral or parol agreements, representations or inducements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby. This Contract may not be modified except by a written agreement signed by all of the parties hereto. This Contract shall not be construed for or against Seller or Purchaser but shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

        12.4 Time is of the essence of this Contract.

        12.5 The captions and headings used in this Contract are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Contract.

        12.6 This Contract shall be governed by the laws of the State of Maryland and the laws of the United States pertaining to transactions in Maryland. Any litigation brought to enforce this Contract shall be brought only in state or federal courts located in the State of Maryland.

        12.7 This Contract shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Purchaser shall not assign this Contract without Seller's prior written consent, which consent may be withheld for any reason or no reason in Seller's sole discretion, except that Purchaser may, upon no less than five days prior written notice to Seller, assign this Contract to Corporate Office Properties Trust, Corporate Office Properties, L.P., or to any other entity or affiliate in which Corporate Office Properties Trust or Corporate Office Properties, L.P. has at least a ten percent (10%) equity ownership interest, provided, that no such assignment shall relieve Purchaser of its obligations or liabilities hereunder. This Contract is intended for the benefit of Purchaser and Seller, and no other person or entity shall be entitled to rely on this Contract, receive any benefit from it or enforce any provisions of it against Purchaser or Seller.

        12.8 If any provision of this Contract is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Contract shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Contract; and, the remaining provisions of this Contract shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Contract.

        12.9 The written waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Contract, nor shall it be construed as a waiver of any other covenant, condition or promise herein. The written waiver by either party of the time for performing any act shall not constitute a waiver of the time for performing any other act or any incidental act required to be performed at a later time. The delay or forbearance by either party in exercising any remedy or right, the time for the exercise of which is not specifically and expressly limited or specified in this Contract, shall not be considered a waiver of, or an estoppel against, the later exercise of such remedy or right.

        12.10  In the event it becomes necessary for either party hereto to file suit to enforce this Contract or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys fees incurred in such suit.

        12.11  This Contract may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement; but in making proof of this Contract, it shall not be necessary to produce or account for more than one (1) such counterpart.

        12.12  SELLER AND PURCHASER, FOR THEMSELVES AND THEIR RESPECTIVE HEIRS, ESTATES, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS CONTRACT.

        12.13  Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Contract shall survive the Closing and no action based thereon shall be commenced after the Closing.

        12.14  Deleted Intentionally.

        12.15  Purchaser shall not record this Contract or any memorandum thereof.

        12.16  Seller shall have the right to consummate this transaction in furtherance of a deferred exchange pursuant to Section 1031 of the Internal Revenue Code. Purchaser shall acknowledge and consent to any transfer by Seller of this Contract to an qualified exchange intermediary and otherwise cooperate with Seller's efforts to consummate such exchange, provided Purchaser shall not be obligated to incur any expense or liability in connection therewith, and in no event shall Closing be delayed as a result.

        12.17  Purchaser shall have the right to consummate this transaction in furtherance of a deferred exchange pursuant to Section 1031 of the Internal Revenue Code. Seller shall acknowledge and consent to any transfer by Purchaser of this Contract to an qualified exchange intermediary and otherwise cooperate with Purchaser's efforts to consummate such exchange, provided Seller shall not be obligated to incur any expense or liability in connection therewith, and in no event shall Closing be delayed as a result.

        12.18  Each party hereto represents to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder, and that neither party has dealt with any broker or finder purporting to act on behalf of any other party. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and disbursements and court costs) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made or dealing by such party or on its behalf with any broker or finder in connection with this Contract or the transaction contemplated hereby. The provisions of this Section 12.18 shall survive Closing or termination of this Contract.

        12.19  Seller and Purchaser hereby covenant and agree that, at all times after the date hereof and prior to the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning this transaction shall be made, and each party agrees to use its reasonable efforts to prevent disclosure of this transaction, other than (a) to agents and affiliates of the parties who are involved in the ordinary course of business with this transaction and prospective investors and lenders, all of which shall be instructed to comply with the nondisclosure provisions hereof; (b) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction; and (c) in any filings with governmental authorities required by reason of the transactions provided for herein.

        12.20  The following exhibits are attached hereto and incorporated herein:

Exhibit "A"    Legal Description
Exhibit "B"    Disclosures
Exhibit "C"    Permitted Exceptions
Exhibit "D"    Seller Deliveries
Exhibit "E"    Form of Estoppel Certificate
Exhibit "F"    Form of Assignment and Assumption of Lease
Exhibit "G"    Lease
Exhibit "H"    Special Warranty Deed
Exhibit "I"    Service Contracts
Exhibit "J"    Certificate Confirming Representations and Warranties

        IN WITNESS WHEREOF, the undersigned have executed this Contract as of the date set forth above.

SELLER:		PURCHASER:
Allianz Life Insurance Company of North America		COPT Acquisitions, Inc.
By:	/s/ RONALD M. CLARK	By:	/s/ ROGER A. WAESCHE, JR.
Name/Title:	Ronald M. Clark Assistant Treasurer	Name/Title:	Roger A. Waesche, Jr. Senior Vice President
Attest:	/s/ GARY BROWN	Attest:	/s/ STEPHANIE L. SHACK
Name/Title:	Gary Brown Assistant Treasurer	Name/Title:	Stephanie Shack Senior Counsel

EXHIBIT "A"

Legal Description

PARCEL 1

Being known and designated as parcel S-24 as shown on plat entitled "Columbia Gateway, parcels S-24 through S-26, a resubdivision of Columbia Gateway, parcels S-17 and S-18 as shown on plat no. 12674 and S-22 as shown on plat no. 12943", which plat is recorded among the Land Records of Howard County as plat nos. 13093 and 13094.

PARCEL 2

TOGETHER WITH perpetual non-exclusive easements established by Storm Drain and Storm Water Management Easements by The Howard Research and Development Corporation dated February 2, 1998 and recorded in Liber 4180 at folio 262 among the Land Records of Howard County, Maryland.

Commonly Known as:	7000 Columbia Gateway Drive, Columbia, Maryland
Tax I.D. No.:	06-557775

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CONTRACT FOR PURCHASE OF REAL ESTATE (Single-Tenant Property)
R E C I T A L S
A G R E E M E N T
EXHIBIT "A" Legal Description